VILLAGE SUPER MARKET, INC.
                      EXECUTIVE OFFICES
                     733 Mountain Avenue
                Springfield, New Jersey 07081
                    Phone:  (973) 467-2200
                     Fax:  (973) 467-6582


                  VILLAGE SUPER MARKET, INC.
                 ANNOUNCES STORE ACQUISITION


Contact:        Kevin Begley, CFO
                (973) 467-2200, Ext. 220
                Kevin.Begley@wakefern.com


     Springfield, New Jersey - July 11, 2007 - Village Super Market, Inc. (NSD-VLGEA) announced it anticipates acquiring the store fixtures, lease and other assets of a location in Absecon, New Jersey. This acquisition is contingent upon the completion by Wakefern Food Corp. of its acquisition of the locations of nine Stop & Shop stores in southern New Jersey. No date has been set for the opening of the Absecon store as a ShopRite.

     Village Super Market operates a chain of 23 supermarkets under the ShopRite name in New Jersey and eastern Pennsylvania.